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                                                                    Exhibit 10.6

                         TODCO LONG-TERM INCENTIVE PLAN

         (Effective as of the Closing Date of the IPO as defined below)


                                   I. GENERAL

1.1      PURPOSE OF THE PLAN

         The purpose of the TODCO Long-Term Incentive Plan (the "Plan") is to provide a means whereby TODCO, a Delaware company (the "Company"), may advance the best interests of the Company and its subsidiaries by providing Directors and employees with additional incentives through the grant of options ("Options") to purchase Class A Common Stock of the Company, par value US $0.01 per share ("Common Stock"), stock appreciation rights ("SARs"), shares of restricted Common Stock ("Restricted Stock"), deferred stock units ("Deferred Units") and cash performance awards ("Cash Awards"), thereby increasing the personal stake of such Directors and employees in the continued success and growth of the Company.

1.2      ADMINISTRATION OF THE PLAN

         (a) With respect to awards to eligible employees, the Plan shall be administered (i) prior to the closing date of an initial public offering of shares of Class A Common Stock, par value $.01 per share, of TODCO (the "IPO"), by the Board of Directors of the Company (the "Board") and (ii) on and after the closing date of the IPO, by the Executive Compensation Committee or other designated committee of the Board of Directors of the Company (the "Committee"), which shall consist of at least two Directors, all of whom (1) are not eligible for awards under the Plan, (2) are "non-employee directors" within the meaning of Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Exchange Act"), and (3) are outside directors satisfying the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or any successor thereto (the "Code"). Notwithstanding the foregoing, prior to the IPO, the Executive Compensation Committee or other designated committee of the Board of Directors of Transocean Inc., a Cayman Island exempted company (the "Transocean Committee"), which shall consist of at least two directors, all of whom are outside directors of Transocean Inc. satisfying the requirements of Section 162(m) of the Code shall designate the type and amount of awards to the following senior executives of the Company: (i) President and Chief Executive Officer, (ii) Vice President and Chief Financial Officer, (iii) Vice President-Marketing, and (iv) Vice President and Controller (collectively, referred to as the "Senior Executives").

         (b) With respect to awards to Eligible Directors (as defined in Section 1.3), the Plan shall be administered by the Board. The Board shall have authority to interpret conclusively the provisions of the Plan, to adopt such rules and regulations for carrying out


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the Plan as it may deem advisable, to decide conclusively all questions of fact arising in the application of the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. All decisions and acts of the Board, with respect to Eligible Directors, shall be final and binding upon all affected Plan participants.

         (c) The Board, prior to the IPO, and the Committee, on and after the IPO, shall designate the eligible employees, if any, to be granted awards under the Plan, the type and amount of such awards and the time when awards will be granted. Prior to the IPO, the Transocean Committee shall designate the type and amount of awards to the Senior Executives. The Board shall designate the Eligible Directors (as defined in Section 1.3), if any, to be granted awards under the Plan, the type and amount of such awards and the time when awards will be granted. All awards granted under the Plan shall be on the terms and subject to the conditions hereinafter provided.

1.3      ELIGIBLE PARTICIPANTS

         Employees, including officers, of the Company and its subsidiaries, and of partnerships or joint ventures in which the Company and its subsidiaries have a significant ownership interest as determined by the Committee (all of such subsidiaries, partnerships and joint ventures being referred to as "Subsidiaries") shall be eligible for awards under the Plan.

         Each Director of the Company who is not an officer or employee of the Company or any of its Subsidiaries (an "Eligible Director") shall be eligible for awards under the Plan. Notwithstanding the foregoing, any Eligible Director including, without limitation, any director that is an employee of Transocean (as defined in Section 6.10(a)), may decline any such award. Eligible Directors shall not be entitled to receive awards under Section 2.6.

         An employee or Eligible Director to whom an award is granted under the Plan may be hereinafter referred to as a "Participant."

1.4      AWARDS UNDER THE PLAN

         Awards to eligible employees and Eligible Directors under the Plan may be in the form of (a) Options to purchase Common Stock, (b) SARs which may be either freestanding or issued in tandem with Options, (c) Restricted Stock, (d) Deferred Units, (e) Supplemental Payments (as defined in Section 2.4) which may be awarded with respect to Options, SARs, Restricted Stock and Deferred Units,
(f) performance awards payable in cash, or (g) any combination of the foregoing.

1.5      SHARES OF COMMON STOCK SUBJECT TO THE PLAN

         The aggregate number of shares of Common Stock which may be issued with respect to awards made under the Plan shall not exceed three million shares (the "Available Shares"). Of such authorized shares, the aggregate number of shares of Restricted Stock and Deferred Units which may be issued pursuant to Article III, shall not exceed 50% of the Available Shares, and the aggregate number of shares which may be


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subject to incentive stock options pursuant to Section 2.6 shall not exceed all
Available Shares. No employee or Eligible Director shall be granted Options, freestanding SARs, Restricted Stock, Deferred Units, or any combination of the foregoing, with respect to more than 25% of the Available Shares of Common Stock in any fiscal year (subject to adjustment as provided in Section 6.2). No employee or Eligible Director shall be granted a Supplemental Payment in any fiscal year with respect to more than the number of shares of Common Stock covered by Options, freestanding SARs, Restricted Stock awards and Deferred Unit awards granted to such employee or Eligible Director in such fiscal year. Shares of Common Stock distributed pursuant to the Plan may consist of authorized but unissued shares of Common Stock or treasury shares of Common Stock, as shall be determined from time to time by the Board.

         If any Option under the Plan shall expire, terminate or be canceled (including cancellation upon the Participant's exercise of a related SAR) for any reason without having been exercised in full, or if any Restricted Stock or Deferred Unit award shall be forfeited to the Company, the unexercised Options and forfeited shares of Restricted Stock shall not count against the above limit and shall again become available for awards under the Plan (regardless of whether the Participant received dividends or other economic benefits with respect to such Options or shares). Shares of Common Stock equal in number to the shares of Common Stock surrendered in payment of the option price, and shares of Common Stock which are withheld in order to satisfy federal, state or local tax liability, shall not count against the above limit and shall again become available for awards under the Plan. Only the number of shares of Common Stock actually issued upon exercise of an SAR, the payment of a Supplemental Payment or the vesting of a Deferred Unit award shall count against the above limit, and any shares which were estimated to be used for such purposes and were not in fact so used shall again become available for awards under the Plan.

         Freestanding SARs which may be settled solely in cash shall be issued with respect to no more than an aggregate of 50% of the Available Shares. Such SARs shall not count against the limits set forth above on the number of shares of Common Stock which may be issued under the Plan. If any freestanding SAR shall expire, terminate, or be canceled for any reason without having been exercised in full, the unexercised SARs shall not count against this limit and shall again become available for awards under the Plan.

1.6      OTHER COMPENSATION PROGRAMS

         The existence and terms of the Plan shall not limit the authority of the Board in compensating Directors and employees of the Company and its Subsidiaries in such other forms and amounts, including compensation pursuant to any other plans as may be currently in effect or adopted in the future, as it may determine from time to time.


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                    II. OPTIONS AND STOCK APPRECIATION RIGHTS

2.1      TERMS AND CONDITIONS OF OPTIONS

         Subject to the following provisions, all Options granted under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

         (a) Option Price. The option price per share of Common Stock shall not be less than the fair market value of a share of Common Stock (as determined by the Committee) on the date the Option is granted. Notwithstanding the foregoing, the option price per share of Common Stock with respect to any Option granted by the Committee prior to closing date of the first registered public offering of the Company's Class A Common Stock after the Effective Date (as defined in
Section 6.12) shall be equal to the price to the public of a share of Class A Common Stock sold (or other class sold) in the IPO on the closing date of the IPO.

         (b) Term of Option. The term of an Option shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.1(g) with respect to the death of a Participant. No Option shall be exercised after the expiration of its term.

         (c) Exercise of Options. Options shall be exercisable at such time or times and subject to such terms and conditions as the Committee shall specify in the Option grant. The Committee shall have discretion to at any time declare all or any portion of the Options held by any Participant to be immediately exercisable. An Option may be exercised in accordance with its terms as to any or all shares of Common Stock purchasable thereunder.

         (d) Payment for Shares of Common Stock. The Committee may authorize payment for shares of Common Stock as to which an Option is exercised to be made in cash, in shares of Common Stock or in such other manner as the Committee in its discretion may provide. The Committee may provide for procedures to permit the payment for shares of Common Stock as to which an Option is exercised to be made by use of proceeds to be received from the sale of Common Stock issuable pursuant to an award under the Plan.

         (e) Nontransferability of Options. No Option or any interest therein shall be transferable by the Participant other than by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder. During a Participant's lifetime, all Options shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

         (f) Shareholder Rights. The holder of an Option shall, as such, have none of the rights of a shareholder.

         (g) Termination of Employment. The Committee shall have discretion to specify in the Option grant or an amendment thereof, provisions with respect to the period during


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which the Option may be exercised following the optionee's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any Option to be exercised beyond the term of the Option established pursuant to
Section 2.1(b), except that the Committee may provide that, notwithstanding such Option term, an Option which is outstanding on the date of a Participant's death shall remain outstanding and exercisable for up to one year after the Participant's death.

         (h) Change in Control. Notwithstanding the exercisability schedule governing any Option, upon the occurrence of a Change in Control (as defined in Section 6.10), any Option outstanding at the time of such Change in Control and held by a Participant at the time of such Change in Control shall become immediately exercisable and, unless the Participant agrees otherwise in writing, shall remain exercisable for the remainder of the Option term.

2.2      SARS IN TANDEM WITH OPTIONS

         (a) The Committee may, either at the time of grant of an Option or at any time during the term of the Option, grant SARs with respect to all or any portion of the shares of Common Stock covered by such Option. A tandem SAR may be exercised at any time the Option to which it relates is then exercisable, but only to the extent the Option to which it relates is exercisable, and shall be subject to the conditions applicable to such Option. When a tandem SAR is exercised, the Option to which it relates shall cease to be exercisable to the extent of the number of shares with respect to which the tandem SAR is exercised. Similarly, when an Option is exercised, the tandem SARs relating to the shares covered by such Option exercise shall terminate. Any tandem SAR which is outstanding on the last day of the term of the related Option (as determined pursuant to Section 2.1(b)) shall be automatically exercised on such date for cash without any action by the Participant.

         (b) Upon exercise of a tandem SAR, the Participant shall receive, for each share with respect to which the tandem SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of a share of Common Stock on the date of exercise of the SAR exceeds the option price per share of the Option to which the tandem SAR relates. For purposes of the preceding sentence, the fair market value of a share of Common Stock shall be the average of the high and low prices of such share as reported on the consolidated reporting system. The Appreciation shall be payable in cash, Common Stock, or a combination of both, at the option of the Committee, and shall be paid within 30 days of the exercise of the tandem SAR.

         (c) Notwithstanding the foregoing, if a tandem SAR is exercised within 60 days of the occurrence of a Change in Control (as defined in Section 6.10),
(i) the Appreciation and any Supplemental Payment (as defined in Section 2.4) to which the Participant is entitled shall be payable solely in cash, and (ii) in addition to the Appreciation and the Supplemental Payment (if any), the Participant shall receive, in cash, (1) the amount by which the greater of (a) the highest market price per share of Common Stock during the 60-day period preceding exercise of the tandem SAR or (b) the highest price per share of Common Stock (or the cash-equivalent thereof as determined by the Board of Directors of


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the Company) paid by an acquiring person during the 60-day period preceding a
Change in Control, exceeds the fair market value of a share of Common Stock on the date of exercise of the tandem SAR, plus (2) if the Participant is entitled to a Supplemental Payment, an additional payment, calculated under the same formula as used for calculating such Participant's Supplemental Payment, with respect to the amount referred to in clause (1) of this sentence.

2.3      FREESTANDING SARS

         (a) Base Price and Appreciation. Each freestanding SAR shall be granted with a base price, which shall not be less than the fair market value per share of Common Stock (as determined by the Committee) on the date the SAR is granted. Upon exercise of a freestanding SAR, the Participant shall receive, for each share with respect to which the SAR is exercised, an amount (the "Appreciation") equal to the amount by which the fair market value (as defined below) of a share of Common Stock on the date of exercise of the SAR exceeds the base price of the SAR. For purposes of the preceding sentence, the fair market value of a share of Common Stock shall be the average of the high and low prices of such share as reported on the New York Stock Exchange composite tape. The Appreciation shall be payable in cash and shall be paid within 30 days of the exercise of the SAR.

         (b) Term of SAR. The term of a freestanding SAR shall not exceed ten years from the date of grant, except as provided pursuant to Section 2.3(f) with respect to the death of the Participant. No SAR shall be exercised after the expiration of its term. Any freestanding SAR which is outstanding on the last day of its term (as such term may be extended pursuant to Section 2.3(f)) and as to which the Appreciation is a positive number on such date shall be automatically exercised on such date for cash without any action by the Participant.

         (c) Exercise of SARs. Freestanding SARs shall be exercisable at such time or times and subject to such terms and conditions as the Committee may specify in the SAR grant. The Committee shall have discretion to at any time declare all or any portion of the freestanding SARs then outstanding to be immediately exercisable. A freestanding SAR may be exercised in accordance with its terms in whole or in part.

         (d) Nontransferability of SARs. No SAR or any interest therein shall be transferable by the Participant other than by will or by the laws of descent and distribution. During a Participant's lifetime, all SARs shall be exercisable only by such Participant or by the guardian or legal representative of the Participant.

         (e) Shareholder Rights. The holder of an SAR shall, as such, have none of the rights of a shareholder.

         (f) Termination of Employment. The Committee shall have discretion to specify in the SAR grant or an amendment thereof, provisions with respect to the period during which the SAR may be exercised following the Participant's termination of employment. Notwithstanding the foregoing, the Committee shall not permit any SAR to be exercised


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beyond the term of the SAR established pursuant to Section 2.3(b), except that the Committee may provide that, notwithstanding such SAR term, an SAR which is outstanding on the date of a Participant's death shall remain outstanding and exercisable for up to one year after the Participant's death.

         (g) Change in Control. Notwithstanding the exercisability schedule governing any SAR, upon the occurrence of a Change in Control (as defined in Section 6.10), any SAR outstanding at the time of such Change in Control and held by a Participant at the time of such Change in Control shall become immediately exercisable and, unless the Participant agrees otherwise in writing, shall remain exercisable for the remainder of the SAR term. In addition, the Committee may provide that if a freestanding SAR is exercised within 60 days of the occurrence of a Change in Control, in addition to the Appreciation the holder shall receive, in cash, the amount by which the greater of (i) the highest market price per share of Common Stock during the 60-day period preceding exercise of the SAR or (ii) the highest price per share of Common Stock (or the cash equivalent thereof as determined by the Board of Directors) paid by an acquiring person during the 60-day period preceding a Change in Control, exceeds the fair market value per share of Common Stock on the date of exercise of the SAR.

2.4      SUPPLEMENTAL PAYMENT ON EXERCISE OF OPTIONS OR SARS

         The Committee, either at the time of grant or at the time of exercise of any Option or tandem SAR, may provide for a supplemental payment (the "Supplemental Payment") by the Company to the Participant with respect to the exercise of any Option or tandem SAR. The Supplemental Payment shall be in the amount specified by the Committee, which shall not exceed the amount necessary to pay the income tax payable to the national government with respect to both exercise of the Option or tandem SAR and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective income tax rate applicable thereto. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment. The Supplemental Payment shall be paid within 30 days of the date of exercise of an Option or SAR (or, if later, within 30 days of the date on which income is recognized for federal income tax purposes with respect to such exercise).

2.5      ELIGIBLE DIRECTOR AWARDS

          With respect to Options, SARs and Supplemental Payment awards to Eligible Directors, the Board shall make all determinations otherwise assigned to the Committee under Article II and any reference to "employment" shall be changed to "service."

2.6      STATUTORY OPTIONS

         Subject to the limitations on Option terms set forth in Section 2.1, the Committee shall have the authority to grant to employees of the Company and its Subsidiaries (a) incentive stock options within the meaning of Section 422 of the Code and (b) Options containing such terms and conditions as shall be required to qualify such Options for


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preferential tax treatment under the Code as in effect at the time of such grant. Options granted pursuant to this Section 2.6 may contain such other terms and conditions permitted by Article II of the Plan as the Committee, in its discretion, may from time to time determine, to the extent that such terms and conditions do not cause the Options to lose their preferential tax treatment. To the extent the Code and regulations promulgated thereunder require a plan to contain specified provisions in order to qualify options for preferential tax treatment, such provisions shall be deemed to be stated in the Plan. Eligible Directors shall not be entitled to receive incentive stock options as defined in
Section 422 of the Code.

2.7      AWARDS PRIOR TO THE IPO

         Notwithstanding the foregoing, prior to the IPO, the Board shall make all determinations otherwise assigned to the Committee under Article II with respect to Options, SARs and Supplemental Payment awards to eligible employees (except for the Senior Executives). With respect to Options, SARs and Supplemental Payment awards to the Senior Executives, prior to the IPO, the Transocean Committee shall make all determinations otherwise assigned to the Committee under Article II.

                    III. RESTRICTED STOCK AND DEFERRED UNITS

3.1      TERMS AND CONDITIONS OF RESTRICTED STOCK AWARDS

         Subject to the following provisions, all awards of Restricted Stock under the Plan shall be in such form and shall have such terms and conditions as the Committee, in its discretion, may from time to time determine.

         (a) The Restricted Stock award shall specify the number of shares of Restricted Stock to be awarded, the price, if any, to be paid by the recipient of the Restricted Stock, and the date or dates on which the shares of Restricted Stock will vest. The vesting of shares of Restricted Stock may be conditioned upon the completion of a specified period of employment with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

         (b) Stock certificates representing the shares of Restricted Stock awarded to a Participant shall be registered in such Participant's name. Such certificates shall either be held by the Company on behalf of the Participant, or delivered to the Participant bearing a legend to restrict transfer of the certificate until the shares of Restricted Stock have vested, as determined by the Committee. The Committee shall determine whether the Participant shall have the right to vote and/or receive dividends on the shares of Restricted Stock before they have vested. No shares of Restricted Stock may be sold, transferred, assigned, or pledged by the Participant until they have vested in accordance with the terms of the Restricted Stock award. In the event of the Participant's termination of employment before all of his shares of Restricted Stock have vested, or in the event other conditions to the vesting of shares of Restricted Stock have not been satisfied prior to any deadline for


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the satisfaction of such conditions set forth in the award, the shares of
Restricted Stock which have not vested shall be forfeited and any purchase price paid by the Participant shall be returned to such Participant. At the time the shares of Restricted Stock vest (and, if the Participant has been issued legended certificates representing the shares of Restricted Stock, upon the return of such certificates to the Company), a certificate for such vested shares shall be delivered to the Participant (or the Beneficiary designated by such Participant in the event of death), free of all restrictions.

         (c) Notwithstanding the vesting conditions set forth in the Restricted Stock award, (i) the Committee may in its discretion accelerate the vesting of the shares of Restricted Stock at any time, and (ii) all shares of Restricted Stock shall vest upon a Change in Control of the Company (as defined in Section 6.10).

3.2      TERMS AND CONDITIONS OF DEFERRED UNITS

         (a) A "Deferred Unit" is a unit that is equal to one share of Common Stock which is used to measure the benefits payable to an employee or an Eligible Director under a Deferred Unit award. Each Deferred Unit award shall be subject to such terms and conditions as the Committee, in its discretion, may from time to time determine.

         (b) The Deferred Unit award shall specify the number of Deferred Units awarded, the price, if any, to be paid by the recipient of the Deferred Units and the date or dates on which the Deferred Units will vest. The vesting of Deferred Units may be conditioned upon the completion of a specified period of service with the Company or its Subsidiaries, upon the attainment of specified performance goals, or upon such other criteria as the Committee may determine in its sole discretion.

         (c) The Company shall set up an appropriate record (the "Deferred Unit Ledger") that shall from time to time reflect the name of each Participant, the number of Deferred Units awarded to him and the date or dates on which the Deferred Units will vest.

         (d) The Committee shall determine whether the Participant shall have the right to receive dividends on the Deferred Units before they have vested. In such cases, it is intended that the amount of the payment shall be equal to the dividend that the Participant would have received had he been the owner of a number of shares of Common Stock equal to the number of Deferred Units credited to him in the Deferred Unit Ledger as of the dividend record date. Notwithstanding the foregoing, no amount shall be paid to a Participant with respect to Deferred Units held by such Participant on a dividend record date but forfeited by him prior to the dividend payment date. No shares of Common Stock subject to a Deferred Unit award may be sold, transferred, assigned or pledged by the Participant until the Deferred Units have vested in accordance with the terms of the Deferred Unit award. In the event of a Participant's termination of employment before all of his Deferred Units have vested, or in the event other conditions to the vesting of the Deferred Units have not been satisfied prior to any deadline for the satisfaction of such conditions set forth in the award, the Deferred Units which have not vested shall be forfeited and any purchase price paid by the Participant shall be returned to such Participant.


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         (e) Upon the vesting of the Deferred Units, as determined by the
Committee, a certificate for the number of shares of Common Stock equal to the number of vested Deferred Units held by the Participant shall be delivered to such Participant (or the Beneficiary designated by such Participant in the event of death), free of all restrictions. Notwithstanding the vesting conditions set forth in the Deferred Unit award, (i) the Committee may in its discretion accelerate the vesting of the Deferred Units at any time, and (ii) the Deferred Units shall vest upon a Change in Control of the Company (as defined in Section 6.10).

3.3      SUPPLEMENTAL PAYMENT ON VESTING OF RESTRICTED STOCK AND DEFERRED UNITS

         The Committee, either at the time of grant or at the time of vesting of Restricted Stock or Deferred Units, may provide for a Supplemental Payment by the Company to the Participant in an amount specified by the Committee which shall not exceed the amount necessary to pay the federal income tax payable with respect to both the vesting of the Restricted Stock or Deferred Units and receipt of the Supplemental Payment, assuming the Participant is taxed at the maximum effective federal income tax rate applicable thereto and has not elected to recognize income with respect to the Restricted Stock or Deferred Units before the date such Restricted Stock or Deferred Units vest. The Supplemental Payment shall be paid within 30 days of each date that the Restricted Stock or Deferred Units vest. The Committee shall have the discretion to grant Supplemental Payments that are payable solely in cash or Supplemental Payments that are payable in cash, Common Stock, or a combination of both, as determined by the Committee at the time of payment.

3.4      ELIGIBLE DIRECTOR AWARDS

         With respect to Restricted Stock, Deferred Units and Supplemental Payment awards to Eligible Directors, the Board shall make all determinations otherwise assigned to the Committee under this Article III and any reference to "employment" shall be changed to "service."

3.5      AWARDS PRIOR TO THE IPO

         Notwithstanding the foregoing, prior to the IPO, the Board shall make all determinations otherwise assigned to the Committee under Article III with respect to Restricted Stock, Deferred Units and Supplemental Payment awards to eligible employees (except for the Senior Executives). With respect to Restricted Stock, Deferred Units and Supplemental Payment awards to the Senior Executives, prior to the IPO, the Transocean Committee shall make all determinations otherwise assigned to the Committee under Article III.

                                 IV. CASH AWARDS

4.1      TERMS AND CONDITIONS OF CASH AWARDS

         A "Cash Award" is a cash bonus paid solely on account of the attainment of one or more objective performance goals that have been preestablished by the Committee. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies,


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if any, as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based on the achievement of single or multiple performance goals over a performance period established by the Committee. No employee shall receive Cash Awards during any calendar year aggregating in excess of $1 million.

4.2      ELIGIBLE DIRECTOR AWARDS

         With respect to Cash Awards to Eligible Directors, the Board shall make all determinations otherwise assigned to the Committee under Article IV.

4.3      AWARDS PRIOR TO THE IPO

         Notwithstanding the foregoing, prior to the IPO, the Board shall make all determinations otherwise assigned to the Committee under Article IV with respect to Cash Awards to eligible employees (except for the Senior Executives). With respect to Cash Awards to Senior Executives, prior to the IPO, the Transocean Committee shall make all determinations otherwise assigned to the Committee under Article IV.

                              V. PERFORMANCE AWARDS

5.1      TERMS AND CONDITIONS OF PERFORMANCE AWARDS

         The Committee shall have the right to designate any Option, SAR, Supplemental Payment, Restricted Stock award, Deferred Unit award or Cash Award as a "Performance Award." The grant or vesting of a Performance Award shall be subject to the achievement of performance objectives (the "Performance Objectives") established by the Committee based on one or more of the following criteria, in each case applied to the Company on a consolidated basis and/or to a business unit, and either as an absolute measure or as a measure of comparative performance relative to a peer group of companies: sales, operating profits, operating profits before interest expense and taxes, net earnings, earnings per share, return on equity, return on assets, return on invested capital, total shareholder return, cash flow, debt to equity ratio, market share, price per share of Common Stock, economic value added, and market value added.

         The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the award are satisfied, and the Committee's determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (a) no later than 90 days after the beginning of such period and (b) prior to the completion of 25% of such period. The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such award is not intended to qualify as qualified performance-based compensation under
Section 162(m) of the Code and the relevant award agreement provides for such discretion.

5.2      AWARDS PRIOR TO THE IPO

         Notwithstanding the foregoing, prior to the IPO, the Board shall make all determinations otherwise assigned to the Committee under Article V with respect to Performance Awards to eligible employees (except for the Senior Executives). With respect to Performance Awards to the Senior Executives, prior to the IPO, the Transocean Committee shall make all determinations otherwise assigned to the Committee under Article V.

                            VI. ADDITIONAL PROVISIONS

6.1      GENERAL RESTRICTIONS

         Each award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock is necessary or desirable (in connection with any requirement or interpretation of any federal or state securities law, rule or regulation) as a condition of, or in connection with, the granting of such award or the issuance, purchase or delivery of shares of Common Stock thereunder, such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

         Notwithstanding the foregoing, with respect to awards to eligible employees granted prior to the IPO and to awards to Eligible Directors, the Board shall have the authority and discretion otherwise assigned to the Committee under this Section 6.1. In addition, with respect to awards to the Senior Executives granted prior to the IPO, the Transocean Committee shall have the authority and discretion otherwise assigned to the Committee under this
Section 6.1.

6.2      ADJUSTMENTS FOR CHANGES IN CAPITALIZATION

         From and after the closing date of the IPO, in the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, rights offer, liquidation, dissolution, merger, consolidation, spin-off, sale of assets, payment of an extraordinary cash dividend, or any other change in or affecting the corporate structure or capitalization of the Company, the Committee (or the Board, with respect to Eligible Directors) shall make appropriate adjustment in the number and kind of shares of Common Stock authorized by the Plan (including any limitations on individual awards), in the number, price or kind of shares of Common Stock covered by the awards and in any outstanding awards under the Plan; provided, however, that no such adjustment shall increase the aggregate value of any outstanding award.

6.3      AMENDMENTS

         (a) The Board may amend the Plan from time to time. No such amendment shall require approval by the shareholders unless shareholder approval is required to satisfy Rule 16b-3 under the Exchange Act or Section 162(m) of the Code, or by applicable law or stock exchange requirements.

         (b) The Committee (or the Board, with respect to Eligible Directors) shall have the authority to amend any award to include any provision which, at the time of such amendment, is authorized under the terms of the Plan; however, no outstanding award may be revoked or altered in a manner unfavorable to the Participant without the written consent of the Participant. Notwithstanding the foregoing, with respect to awards granted to eligible employees prior to the IPO and to awards to Eligible Directors, the Board shall have the authority and discretion otherwise assigned to the Committee under this Section 6.3. In addition, with respect to awards to the Senior Executives granted prior to the IPO, the Transocean Committee shall have the authority otherwise assigned to the Committee under this Section 6.3.

6.4      CANCELLATION OF AWARDS

         Any award granted under the Plan may be canceled at any time with the consent of the Participant and a new award may be granted to such Participant in lieu thereof, which award may, in the discretion of the Committee, be on more favorable terms and conditions than the canceled award; provided, however, that the exercise or base price of the new award shall not be less than the then current market price of the shares of Common Stock on the date of grant of any outstanding Option or SAR that is relinquished in connection with the grant of such new award.

         Notwithstanding the foregoing, with respect to awards to eligible employees granted prior to the IPO and to awards to Eligible Directors, the Board shall have the authority and discretion otherwise assigned to the Committee under this Section 6.4. In addition, with respect to awards to the Senior Executives granted prior to the IPO, the Transocean Committee shall have the authority and discretion otherwise assigned to the Committee under this
Section 6.4.

6.5      BENEFICIARY

         A Participant may file with the Company a written designation of Beneficiary, on such form as may be prescribed by the Committee (or the Board, prior to the IPO or with respect to Eligible Directors), to receive any Options, SARs, Restricted Stock and Common Stock that become deliverable to the Participant pursuant to the Plan after the Participant's death. A Participant may, from time to time, amend or revoke a designation of Beneficiary. If no designated Beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's Beneficiary.

6.6      WITHHOLDING

         (a) Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the Participant to remit to the Company an amount sufficient to satisfy any applicable withholding tax liability prior to the delivery of any certificate for such shares of Common Stock. Whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any withholding tax liability.

         (b) An employee entitled to receive shares of Common Stock under the Plan who has not received a cash Supplemental Payment may elect to have the minimum statutory withholding tax liability (or a specified portion thereof) with respect to such shares of Common Stock satisfied by having the Company withhold from such shares of Common Stock otherwise deliverable to the employee a specified number of shares of Common Stock having a value equal to the amount of the tax liability to be satisfied with respect to the shares of Common Stock otherwise deliverable to the employee. An election to have all or a portion of the tax liability satisfied using shares of Common Stock shall comply with such requirements as may be imposed by the Committee (or the Board, prior to the IPO).

6.7      NON-ASSIGNABILITY

         Except as expressly provided in the Plan, no award under the Plan shall be assignable or transferable by the Participant thereof except by will, by the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder. During the life of the Participant, awards under the Plan shall be exercisable only by such Participant or by the guardian or legal representative of such Participant.

6.8      NON-UNIFORM DETERMINATIONS

         Determinations by the Committee, the Board or the Transocean Committee, whichever is applicable, under the Plan (including, without limitation, determinations of the persons to receive awards under the Plan; the form, amount and timing of such awards; the terms and provisions of such awards and the agreements evidencing same; and provisions with respect to termination of employment or service) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

6.9      NO GUARANTEE OF EMPLOYMENT OR DIRECTORSHIP

         The grant of an award under the Plan shall not constitute an assurance of continued employment for any period or any obligation of the Board of Directors of the Company to nominate any Director for re-election by the Company's shareholders.

6.10     CHANGE IN CONTROL

         A Change in Control of the Company shall be deemed to have occurred as of the first day any one or more of the following conditions shall have been satisfied:

         (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of shares representing 20% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a), the following acquisitions shall not constitute a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation or other entity controlled by the Company, (iv) any acquisition by any corporation or other entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of Section 6.10(c),
(v) an acquisition of securities effected in connection with a distribution of any class of Common Stock of the Company to shareholders of Transocean Inc. in a transaction (including any distribution in exchange for shares of capital stock or other securities of Transocean Inc.) intended to qualify as a tax-free distribution under Section 355 of the Code (a "Tax-Free Spin-Off"), (vi) any acquisition by Transocean Inc. or any of its affiliates excluding the Company and its Subsidiaries (collectively, "Transocean"), (vii) any acquisition from Transocean pursuant to a public offering of securities registered under a registration statement filed with the Securities and Exchange Commission, or
(viii) any acquisition immediately following which Transocean has beneficial ownership of at least 50% or more of the Outstanding Company Voting Securities; provided that any such acquisition that, but for this clause (viii), would otherwise constitute a Change in Control under this Section 6.10(a) shall be deemed to be a Change in Control at the time that Transocean no longer has beneficial ownership of at least 50% or more of the Outstanding Company Voting Securities, if such individual, entity or group that made such acquisition continues to own 20% or more of the Outstanding Company Voting Securities following such time that Transocean no longer has such beneficial ownership;

         (b) Individuals who, as of the Effective Date (as defined in Section 6.12), are members of the Board of Directors of the Company (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors of the Company; provided, however, that for purposes of this Section 6.10, any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by either (i) a vote of at least a majority of the directors then comprising the Incumbent Board or (ii) Transocean, shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than either Transocean or the Board of Directors of the Company; or

         (c) Consummation of a reorganization, merger, conversion or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then outstanding combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding Transocean and any corporation or other entity resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation or other entity resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of the combined voting power of the then outstanding voting securities of the corporation or other entity resulting from such Business Combination except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation or other entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board of Directors of the Company, providing for such Business Combination; or

         (d) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company other than in connection with the transfer of all or substantially all of the assets of the Company to Transocean or a transfer to an affiliate or a Subsidiary of the Company.

         Notwithstanding the foregoing, no Business Combination between Transocean and the Company and its Subsidiaries or between the Company and its own Subsidiaries shall constitute a Change in Control under this Section 6.10 of the Plan.

6.11     DURATION AND TERMINATION

         (a) The Plan shall be of unlimited duration. Notwithstanding the foregoing, no incentive stock option (within the meaning of Section 422 of the Code) shall be granted under the Plan after tenth anniversary of the Effective Date, but awards granted prior to such date may extend beyond such date, and the terms of the Plan shall continue to apply to all awards granted hereunder.

         (b) The Board may discontinue or terminate the Plan at any time. Such action shall not impair any of the rights of any Participant who has an award outstanding on the date of the Plan's discontinuance or termination without the Participant's written consent.

6.12     EFFECTIVE DATE

         The Plan, as approved by the Board, is effective as of [INSERT IPO DATE] (the "Effective Date").

         IN WITNESS WHEREOF, this document has been executed effective as of the Effective Date.

                                                TODCO

                                                By:
                                                    ----------------------------
                                                    [NAME]
                                                    Corporate Secretary